Exhibit 21

         SUBSIDIARIES AND EQUITY ENTITIES OF THE COMPANY
                    (As of December 31, 1993)


                                                State or
                                                country of
       Name                                     organization

Alcoa Brazil Holdings Company                   Delaware
  Alcoa Aluminio S.A.                           Brazil
Alcoa Composites, Inc.*                         Delaware
Alcoa Generating Corporation                    Indiana
Alcoa International Holdings Company            Delaware
  Alcoa Inter-America, Inc.                     Delaware
   Alcoa International Finance Company          Delaware
  Alcoa International, S.A.                     Switzerland
  Alcoa Japan Limited                           Japan
  Alcoa-Kofem Kft.                              Hungary
  Alcoa Nederland Holding B.V.                  The Netherlands
     Alcoa Nederland B.V.                       The Netherlands
  Alcoa of Australia Limited                    Australia
     A.F.P. Pty. Limited                        Australia
     Hedges Gold Pty. Ltd.                      Australia
     Alcoa of Australia (Asia) Limited          Hong Kong
  Alutodo, S.A. de C.V.                         Mexico
  Kobe Alcoa Transportation Products, Ltd.      Japan
   Norsk Alcoa A/S                              Norway
Alcoa Kasei Limited                             Japan
Alcoa Manufacturing (G.B.) Limited              England
Alcoa Minerals of Jamaica, Inc.                 Delaware
Alcoa Nederland Finance B.V.                    The Netherlands
  Alcoa Automotive Structures GmbH              Germany
  Alcoa Chemie Nederland B.V.                   The Netherlands
Alcoa Properties, Inc.                          Delaware
  Alcoa South Carolina, Inc.                    Delaware
  Jonathan's Landing, Inc.                      Delaware
Alcoa Recycling Company, Inc.                   Delaware
Alcoa Securities Corporation                    Delaware
  Alcoa Brite Products, Inc.                    Delaware
  Alcoa Chemie GmbH                             Germany
     Alcoa Deutschland GmbH                     Germany
  Alcoa Electronic Packaging, Inc.              Delaware
  Alcoa Fujikura Ltd.                           Delaware
  Alcoa Kobe Transportation Products, Inc.      Delaware
  Alcoa Packaging Machinery, Inc.               Delaware
  Alcoa Steamship Company, Inc.                 New York
  B & C Research, Inc.                          Ohio
  Forges de Bologne S.A.                        France
  Lib-Ore Steamship Company, Inc.               Liberia
  H-C Industries de Mexico, S.A. de C.V.        Mexico
  Halco (Mining) Inc.                           Delaware
     Compagnie des Bauxites de Guinee           Delaware
  Northwest Alloys, Inc.                        Delaware
  Pimalco, Inc.                                 Arizona
  Three Rivers Insurance Company                Vermont
  Tifton Aluminum Company, Inc.                 Delaware
Capsulas Metalicas, S.A.                        Spain
Gulf Closures W.L.L.                            Bahrain
H-C Industries, Inc.                            Delaware
Moralco Limited                                 Japan
Shibazaki Seisakusho Limited                    Japan
The Stolle Corporation**                        Ohio
Suriname Aluminum Company                       Delaware
Tapoco, Inc.                                    Tennessee
Yadkin, Inc.                                    North Carolina


The names of certain subsidiaries and equity entities which, considered in the aggregate, would not constitute a significant subsidiary, have been omitted from the above list.


*  Registered to do business in Utah under the names of Fiber
   Technology and Fibertek.

** Registered to do business in Nevada under the name of Alcoa
    Building Products, Inc. Also registered to do business in California under the name of Stolle-Norcold Company.